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                                                                     EXHIBIT 4.2


   SERIES C                                               SERIES C
PREFERRED STOCK                                        PREFERRED STOCK

   NUMBER                                                  SHARES
C____________                                           ____________

                           SIMON DeBARTOLO GROUP, INC.

                                             SEE REVERSE FOR CERTAIN DEFINITIONS
                                               AND A STATEMENT AS TO THE RIGHTS,
                                               PREFERENCES, PRIVILEGES AND
                                               RESTRICTIONS OF SHARES

                                                 CUSIP NO. 828781 30 2
THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NONASSESSABLE SHARES OF THE 7.89% SERIES C CUMULATIVE STEP-UP PREMIUM RATE PREFERRED STOCK, PAR VALUE $.0001 PER SHARE (THE "SERIES C PREFERRED STOCK") OF

                           SIMON DeBARTOLO GROUP, INC.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. The Secretary of the Corporation will furnish without charge to any holder, upon written request to its office at National City Center, 115 West Washington Street, Suite 15 East, Indianapolis, IN 46204 (telephone number (317) 636-1600), a full statement of the designations, relative rights, preferences, liabilities, or variations thereof (and the authority of the Board of Directors to determine such matters) applicable to each class or series within a class of the Corporation's capital stock.

      Transfer of this Certificate and the Shares represented hereby are subject to the restrictions described on the reverse side hereof.

      In Witness Whereof, the Corporation has caused this Certificate to be signed by its duly authorized officers.

Dated:

Authorized Signature

/s/ James M. Barkley                                   /s/ David Simon
    SECRETARY                                    CHIEF EXECUTIVE OFFICER


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Countersigned and Registered:
      First Chicago Trust Company of New York
      Transfer Agent and Registrar

      The shares of Capital Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended from time to time (the "Code"). Transfers in contravention of such restrictions shall be void ab initio. Unless excepted by the Board of Directors of the Corporation, no person may (1) Beneficially Own or Constructively Own shares of Capital Stock in excess of 6% (other than members of the Simon Family Group, whose relevant percentage is 24%) of the value of any class of outstanding Capital Stock of the Corporation, or any combination thereof, determined as provided in the Corporation's Charter, as the same may be amended from time to time (the "Charter"), and computed with regard to all outstanding shares of Capital Stock and, to the extent provided by the Code, all shares of Capital Stock issuable under existing Options and Exchange Rights that have not been exercised; or (2) Beneficially Own Capital Stock which would result in the Corporation being "closely held" under Section 856(h) of the Code. Unless so excepted, any acquisition of Capital Stock and continued holding of ownership constitutes a continuous representation of compliance with the above limitations, and any Person who attempts to Beneficially Own or Constructively Own shares of Capital Stock in excess of the above limitations has an affirmative obligation to notify the Corporation immediately upon such attempt. If the restrictions on transfer are violated, the transfer will be void ab initio and the shares of Capital Stock represented hereby will be automatically converted into shares of Excess Stock and will be transferred to the Trustee to be held in trust for the benefit of one or more Qualified Charitable Organizations, whereupon such Person shall forfeit all rights and interests in such Excess Stock. In addition, certain Beneficial Owners or Constructive Owners must give written notice as to certain information on demand and on an annual basis. All capitalized terms in this legend have the meanings defined in the Charter. The Corporation will mail without charge to any requesting stockholder a copy of the Charter, including the express terms of each class and series of the authorized capital stock of the Corporation, within five days after receipt of a written request therefor.

      The Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock. Such request may be made to the secretary of the Corporation or to its transfer agent.

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.


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TEN COM -- as tenants in common         UNIF GIFT MIN ACT -- _____Custodian_____
TEN ENT-- as tenants by the entireties                      (Cust)       (Minor)
JT TEN -- as joint tenants with rights of        under Uniform Gifts to Minors
      survivorship and not as tenants            Act ___________
      in common                                        (State)


                                           NIF TRF MIN ACT -- ________Custodian

                                               (until age ____) __________
                                                                 (Minor)
                                               under Uniform Transfers to Minors
                                               Act ___________ (State)

      Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, __________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE
___________________

________________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
ASSIGNEE)
________________________________________________________________________________

________________________________________________________________________________

____________________________________________________________________Shares
of the preferred stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____________________________________________________________________ Attorney to
transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________________
                              _____________________________________

                              _____________________________________

                        NOTICE:    THE SIGNATURE(S) TO THIS ASSIGNMENT
                              ASSIGNMENT MUST CORRESPOND WITH THE
                              NAME(S) AS WRITTEN UPON THE FACE OF THE


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                              CERTIFICATE IN EVERY PARTICULAR, WITHOUT
                              ALTERATION OR ENLARGEMENT OR ANY CHANGE
                              WHATEVER

Signature(s) Guaranteed

By ____________________________________________
THE SIGNATURE(S) SHOULD BE BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.


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